EXHIBIT 99.2
UNIT AGREEMENT
     This Unit Agreement (the “Agreement”) is made and entered into effective as of January ___, 2006, by and between THE HALLWOOD GROUP INCORPORATED (“the “Company”), a Delaware corporation, and ____________(the “Participant”).
     WHEREAS, the board of directors of the Company has approved The Hallwood Group Incorporated 2005 Long-Term Incentive Plan for Brookwood Companies Incorporated (the “Plan”), which is incorporated by reference into and forms a part of this Agreement, and has directed the officers of the Company to submit the Plan to the shareholders of the Company for approval;
     WHEREAS, the Plan and any grants made under the Plan pursuant to this Agreement are subject to the receipt of the approval by the shareholders of the Company;
     WHEREAS, the Participant has been selected by the committee (the “Committee”) administering the Plan to receive a Unit under the Plan;
     WHEREAS, Brookwood previously adopted the Brookwood Companies Incorporated Stock Option Plan, dated June 12, 1989 (as amended on April 5, 1993 and May 3, 1999, the “Brookwood Plan”), authorized grants of options to purchase the stock of Brookwood under the Brookwood Plan, and may have communicated those grants to various directors and employees of Brookwood;
     [WHEREAS, the Brookwood Plan is being terminated by Brookwood concurrently with entering into this Agreement and any option grants to the Participant have now expired by their terms.][or]
     [WHEREAS, the Brookwood Plan is being terminated by Brookwood concurrently with entering into this Agreement and the Company and the Participant desire to substitute an Award under the Plan for all options and other rights the Participant holds under the Brookwood Plan.][As applicable]
     WHEREAS, the Plan is intended to be the sole long-term incentive plan for the directors and employees of Brookwood and the Participant has agreed that the Award granted pursuant to this Agreement and any other Agreements under the Plan shall be in substitution of any claim or right the Participant may allege to have relating to any option plan of Brookwood and shall constitute the Participant’s sole interest in the equity or assets of Brookwood or the Company; and
     WHEREAS, the Company and Participant (collectively referred to as “both parties”) understand and agree to the terms and provisions of this Agreement and desire and intend to be bound by such terms and provisions.
     RESOLVED, both parties mutually covenant and agree as follows:
     1. Definitions. Terms otherwise not defined herein shall have the meaning given to them in the Plan.

     2. Award of Unit. In consideration for the Participant’s service to Brookwood and to provide incentive to the Participant to continue service to Brookwood, and subject to the terms and conditions set forth in this Agreement, the Company hereby awards to the Participant ____________ Units.
     3. Date of Grant. This award is made as of ____________, 2006 (the “Date of Grant”).
     4. [Cancellation of Options and] Release.
          (a) [The Participant hereby agrees that any option the Participant holds under the Brookwood Plan is hereby cancelled and that Participant has no claims or rights with respect to such options or the Brookwood Plan.][As applicable]
          (b) The Participant hereby knowingly and voluntarily releases and forever discharges the Company, the Company and each of their respective affiliates, representatives, stockholders, subsidiaries, successors and assigns (the “Released Parties”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts or agreements, whether known or unknown, under which the Participant is or alleges to be entitled, prior to the date hereof, to receive any severance or incentive payment relating to Participant’s service with Brookwood, or any equity interest in Brookwood or the Company or other compensation based in any way on the value, disposition or transfer of any equity interests in or assets of the Company or Brookwood, and further agrees and acknowledges that the Units awarded under this Agreement are being granted, in part, in exchange for this release and waiver; provided, however, that the Participant does not release and discharge the Released Parties from such claims, demands, proceedings, causes of action, orders, obligations, contracts or agreements related to the benefits or treatment that the Participant is entitled to receive based on such Participant’s seniority [; provided, further, that the Participant does not release and discharge the Released Parties from such claims, demands, proceedings, causes of action, orders, obligations, contracts or agreements related to severance payments payable under the Employment Agreement (the “Employment Agreement”), dated, _________, by and between the Participant and Brookwood]. [As applicable].
          (c) The Participant understands and agrees that by signing this Agreement, he or she — on behalf of his or her self, family, assigns, representatives, agents, estate, heirs, beneficiaries, executors, administrators, successors, and/or attorneys, if any — agrees to give up any right or entitlement the Participant may have under federal, state or local law against the Released Parties, concerning any claim to receive any severance or incentive payment relating to Participant’s service with Brookwood, or any equity interest in Brookwood or the Company or other compensation based in any way on the value, disposition or transfer of any equity interests in or assets of the Company or Brookwood [, except for such claims related to severance payments under the Employment Agreement]. [As applicable]
          (d) The Participant further represents and warrants that the Participant has not assigned to any third party any claim involving the Released Parties with respect to the rights released hereunder or authorized any third party to assert on the Participant’s behalf any claim against the Released Parties. If a third party asserts a claim against the Released Parties on the Participant’s behalf or includes the Participant as a class member in any class action involving any claim with respect to the rights released hereunder, the Participant agrees to not accept any benefits or damages relating or arising out of such claim.
     5. Committee Authority. Any question concerning the interpretation of this Agreement and any controversy which may arise under this Agreement shall be determined by the Committee, in its discretion. Such decision of the Committee shall be final and binding.
     6. Plan Controls. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
     7. Termination. This Agreement will terminate and the Award represented hereby shall be forfeited immediately upon the earlier of the following: (i) the termination of the Plan pursuant to the terms of the Plan, or (ii) the termination of the Participant’s employment by the Company or Brookwood for any reason other than death or Disability; provided, however, that if the Company involuntarily terminates the Participant’s employment without cause within 30 days prior to the earlier of the date a Change of Control Transaction is completed or the date a definitive agreement providing for a Change of Control Transaction is entered into which is completed within 90 days after the date of such definitive agreement, then this Agreement will not be terminated and the Award represented hereby will not be forfeited. This Agreement will terminate and the Award represented hereby shall be forfeited on the third anniversary of the termination of the Participant’s employment as a result of death or Disability. Upon termination of this Agreement, the Participant shall have no rights to receive any payments pursuant to the Plan or this Agreement.
     8. General.
          (a) Severability. Participant and the Company agree that each provision of this Agreement shall be enforceable independent of every other provision and in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions will remain effective, binding, and enforceable.
          (b) Successors And Assigns of the Company. Participant and the Company agree that this Agreement shall be fully assignable by the Company to any successor-in-interest, without the consent of Participant, and this Agreement shall be fully enforceable by any successor or assignee.
          (c) Not Assignable by Participant. Participant and the Company agree that this Agreement is personal to Participant and shall not be assignable, in whole or in part, by Participant for any reason. The Company covenants and agrees that, in the event of Participant’s death or Disability, the Company will continue to make all payments required by this Agreement to the Participant or the Participant’s estate. In the event of Participant’s death or Disability, this Agreement shall be enforceable by Participant or the Participant’s estate, executors, or legal representatives only to the extent provided in this Agreement.
          (d) No Employment Agreement. Neither the execution of this Agreement nor the receipt of any amount pursuant to this Agreement shall be construed in any manner as entitling Participant to any employment rights. This Agreement shall not in any way obligate the

Company or Brookwood to continue the employment of any Participant nor does it limit the right of the Company or Brookwood to terminate, at any time, a Participant’s employment.
          (e) No Parachute Payments. Notwithstanding any other provision of this Agreement, if (a) there is a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 280G of the Code (“Section 280G”), and (b) the payments otherwise to be made pursuant to this Agreement and any other payments or benefits otherwise to be paid to the Participant in the nature of compensation to be received by or for the benefit of the Participant and contingent upon such event (the “Termination Payments”) would create an “excess parachute payment” within the meaning of Section 280G, then, the Company shall reduce the amount of the payments to be made under this Agreement so that the aggregate present value of all Termination Payments, whether pursuant to this Agreement or otherwise, is as close as possible to, but not in excess of 299% of, the Participant’s base amount, within the meaning of Section 280G, but only to the extent the after-tax value of amounts received by the Participant after application of the above reduction would exceed the after-tax value of the amounts received without application of such reduction.
          (f) Tax Withholding. The Company and Brookwood shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or Brookwood, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising out of or as a result of this Agreement.
          (g) Governing Law. The provisions of this Agreement shall be governed by the law of the State of Texas.
          (h) Article and Section Headings. The titles or headings of the respective Article or Sections in this Agreement are inserted merely for convenience and shall be given no legal effect.
     9. Knowing and Voluntary Agreement. The Participant acknowledges and agrees that after the Participant received a copy of this Agreement he or she: (i) has had an opportunity to review this Agreement and to consult an attorney before signing it; and (ii) is entering into the Agreement knowingly, voluntarily and after any consultations with the Participant’s attorney or other advisor as the Participant deemed appropriate.
     10. [Change of Control Payments. [As applicable.] As additional consideration for entering into this Agreement, the Company and Participant agree that, if in the discretion of the Board, Amber M. Brookman, David R.A. Steadman, Joanne Bagley, Frank Montie, Ronald E. Kaplan, Jeffrey Harris or their successors, or other persons performing similar functions do not have, prior to the Change of Control Transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the Change of Control Transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the Change of Control Transaction) and regardless whether the Participant is employed by the Company following the Change of Control Transaction, then in addition to the amounts that Participant is to receive under the Plan, the Company shall pay to the Participant $2,600,000 in cash.]
     11. Shareholder Approval. Notwithstanding any other provision of this Agreement, this Agreement is subject to the approval of the Company’s shareholders and Participant shall not be entitled to exercise any rights under this Agreement unless and until the Plan is approved by the Company’s shareholders. If the Plan is not approved by the Company’s shareholders by the earlier of December 31, 2006 or the occurrence of a Change of Control Transaction, then this Agreement shall be deemed to be void ab initio and neither the Company nor Participant shall be entitled to any rights or subject to any obligations under this Agreement.
[signature page follows]

     IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first written above.

PARTICIPANT

THE HALLWOOD GROUP INCORPORATED

By:
Name:	Melvin J. Melle
Title:	Vice President